UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2014

Strategic Storage Trust II, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 333-190983

MD	46-1722812
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

111 Corporate Drive, Suite 120, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 3, 2014, Strategic Storage Trust II, Inc. (the “Registrant”), through its operating partnership, Strategic Storage Operating Partnership II, L.P. (the “Operating Partnership”), closed on the acquisition of a portfolio of five self storage facilities (the “Raleigh/Myrtle Beach Portfolio”) located in North Carolina and South Carolina. Please see Item 2.01 below for a description of the acquisition of the Raleigh/Myrtle Beach Portfolio. The purchase price for the Raleigh/Myrtle Beach Portfolio included the assumption (the “Raleigh/Myrtle Beach Loan Assumption”) of an existing loan (the “Loan”) encumbering the Raleigh/Myrtle Beach Portfolio having a principal balance of approximately $12.6 million. Please see Item 2.03 below for a description of the Raleigh/Myrtle Beach Loan Assumption.

On November 3, 2014, the Operating Partnership entered into a Series A Cumulative Redeemable Preferred Unit Purchase Agreement (the “Unit Purchase Agreement”) with SSTI Preferred Investor, LLC (the “Preferred Investor”), a wholly-owned subsidiary of SmartStop Self Storage Operating Partnership, L.P., the operating partnership for SmartStop Self Storage, Inc. (“SmartStop”), pursuant to which the Preferred Investor agreed to provide up to $65 million of preferred equity investment (the “Preferred Equity Investment”) in exchange for up to approximately 2.6 million preferred units of limited partnership interest in the Operating Partnership (the “Preferred Units”). Proceeds of the Preferred Equity Investment will be used in connection with acquisitions of self storage facilities, including the Raleigh/Myrtle Beach Portfolio, as described further in Item 2.01 below.

Issuance of Operating Partnership Units

On November 3, 2014, the Registrant, through its Operating Partnership, entered into the Unit Purchase Agreement with the Preferred Investor. Pursuant to the Unit Purchase Agreement, the Preferred Investor agreed to provide up to $65 million of preferred equity investment in the Operating Partnership, which amount may be invested in one or more tranches, to be used solely for investments in self storage properties, as described in the underlying documents, in exchange for up to approximately 2.6 million Preferred Units, each having a liquidation preference of $25.00 per Preferred Unit (the “Liquidation Amount”), plus all accumulated and unpaid distributions. In addition to the Unit Purchase Agreement, the parties entered into a Second Amended and Restated Limited Partnership Agreement of the Operating Partnership (the “Second Amended and Restated Limited Partnership Agreement”) and Amendment No. 1 to the Second Amended and Restated Limited Partnership Agreement (the “Amendment”).

On November 3, 2014, the Preferred Investor invested approximately $6.5 million in the first tranche of its investment in the Operating Partnership, of which (i) approximately $5.0 million was used to fund a portion of the purchase price for the acquisition of the Raleigh/Myrtle Beach Portfolio (see Item 2.01 below), and (ii) approximately $1.5 million was used to pay expenses incurred by the Preferred Investor in accordance with the Amendment. The Preferred Investor received approximately 260,000 Preferred Units in the Operating Partnership.

The following description is qualified in its entirety by the Unit Purchase Agreement, the Second Amended and Restated Limited Partnership Agreement and the Amendment attached hereto as Exhibits 10.1 through 10.3, respectively, to this Current Report on Form 8-K.

Second Amended and Restated Limited Partnership Agreement

The Second Amended and Restated Limited Partnership Agreement authorizes the issuance of additional classes of units of limited partnership interest in the Operating Partnership, establishes a new series of preferred units of limited partnership interest in the Operating Partnership and sets forth other necessary corresponding changes. All other terms of the Second Amended and Restated Limited Partnership Agreement remained substantially the same.

Amendment No. 1 to the Second Amended and Restated Limited Partnership Agreement

The Amendment sets forth the key terms of the Preferred Units.

Distribution Rate

The Preferred Units will receive current distributions (the “Current Distributions”) at a rate of one-month LIBOR plus 6.5% per annum on the Liquidation Amount, payable monthly and calculated on an actual/360 basis.

In addition to the Current Distributions, the Operating Partnership has the obligation to elect either (A) to pay the holder of the Preferred Units additional distributions monthly in an amount equal to: (i) 4.35% per annum of the Liquidation Amount through March 31, 2017; and (ii) beginning April 1, 2017, 6.35% per annum of the Liquidation Amount, or (B) defer the additional distributions (the “Deferred Distributions”) in an amount that will accumulate monthly in an amount equal to (i) LIBOR plus 10.85% of the Deferred Distribution through March 31, 2017; and (ii) beginning April 1, 2017, LIBOR plus 12.85% of the Deferred Distributions.

Redemptions; Repurchases

The Preferred Units may be redeemed by the Operating Partnership, in whole or in part, at the option of the Operating Partnership at any time. The redemption price for the Preferred Units will be equal to (the “Redemption Price”): (i) in the event of a partial redemption, the sum of the Liquidation Amount plus all accumulated and unpaid Current Distributions thereon to the date of redemption; and (ii) in the event of the redemption of all outstanding Preferred Units, the sum of the Liquidation Amount plus all accumulated and unpaid Current Distributions and any accumulated Deferred Distributions thereon to the date of redemption. If fewer than all of the outstanding Preferred Units are to be redeemed at the option of the Operating Partnership, the Preferred Units to be redeemed will be determined pro rata or by lot or in such other manner as determined by the Registrant, as the general partner of the Operating Partnership, to be fair and equitable to all holders of the Preferred Units.

A holder of Preferred Units may require the Operating Partnership to repurchase the Preferred Units upon the occurrence of any of the following (each an “Optional Repurchase Event” and as defined within the Amendment): (A) a breach of any of the Protective Provisions; (B) an Event of Default; (C) a Change of Control that has not been consented to in accordance with the terms of the Amendment; (D) the Registrant’s failure to qualify as a REIT under the Internal Revenue Code (the “Code”); or (E) the occurrence and continuance of a monetary or a material default beyond any applicable cure period under any of the loan documents for each of the properties in the Portfolio. The repurchase price for the Preferred Units will be the Redemption Price.

Covenants

The Amendment contains a number of covenants applicable to the Registrant and the Operating Partnership, including, but not limited to, certain covenants that limit the Operating Partnership’s discretion in utilizing cash flows and require that distributions on the Preferred Units be given priority over other disbursements, including distributions on Common Units and redemptions of the Registrant’s shares of common stock, each under the circumstances outlined further in the Amendment.

Events of Default

The occurrence of any of the following shall constitute an Event of Default under the Amendment: (i) a material default in the performance of, or material breach of any covenant, warranty or other agreement contained in the Second Amended and Restated Limited Partnership Agreement, the Amendment or the Unit Purchase Agreement by the Registrant or the Operating Partnership, as applicable, and the continuance of such default or breach for a period of 10 business days after written notice is given to the Registrant and the Operating Partnership; (b) an Event of Bankruptcy as to the Registrant, the Operating Partnership or any of their subsidiaries that has not been consented to in advance by the holders of the Preferred Units; (c) any breach or default or event of default that occurs under any instrument, agreement or indenture pertaining to any indebtedness of the Registrant or the Operating Partnership or any of its subsidiaries aggregating more than $5 million, the effect of which is to cause an acceleration, mandatory redemption or other required repurchase of such indebtedness or such indebtedness is otherwise declared to be due and payable or required to be prepaid, redeemed, or otherwise repurchased by the Registrant or the Operating Partnership or any such subsidiary prior to maturity thereof; and (d) the Registrant’s failure to qualify as a REIT under the Code.

Protective Provisions

Pursuant to the terms of the Amendment, the Registrant, the Operating Partnership and their subsidiaries are prohibited from undertaking the following activities while the Preferred Units are outstanding without first obtaining the prior written consent of the holders of a majority of the Preferred Units then outstanding (capitalized terms are as defined in the Amendment):

•	authorizing or issuing additional (1) preferred stock or units that are equal to or senior to the Preferred Units with respect to certain rights and preferences, or (2) junior stock or units that interferes with the rights of the Preferred Units or interferes in any way with the Registrant’s management or the management of the Operating Partnership;

•	altering the terms of (1) the Amendment or the Unit Purchase Agreement, or (2) the Registrant’s organizational documents or the organizational documents of the Operating Partnership, or any of their respective subsidiaries, to the extent the amendment would reasonably be expected to adversely affect the Preferred Units or the holders of the Preferred Units;

•	in the case of the Operating Partnership, redeeming, repurchasing or acquiring junior equity securities, and in the case of the Registrant, its subsidiaries, and subsidiaries of the Operating Partnership, redeeming any equity securities, other than (1) redemptions pursuant to the Registrant’s share redemption program, (2) redemptions of units of limited partner interest of the Operating Partnership in exchange for shares of the Registrant’s common stock;

•	engaging in a Change of Control;

•	commencing or suffering to exist an Event of Bankruptcy as to the Registrant, the Operating Partnership, or any of their respective subsidiaries;

•

paying any distributions, other than a distribution made on a regular monthly basis consistent with past practice on (1) in the case of the Operating Partnership, Common Units or other equity securities that rank, as to distributions and upon liquidation, junior to the Preferred Units, and (2) in the case of the Registrant, its subsidiaries, or a subsidiary of the Operating Partnership, shares of common stock or common equity securities or other equity securities that rank, as to distributions and upon liquidation, junior to such entity’s shares of preferred stock or preferred equity securities; provided, however, that the foregoing shall not prohibit special distributions that are necessary to preserve the Registrant’s status as a REIT under the Code; and

•	engaging in a recapitalization, reorganization, merger, unit or stock split, statutory unit or stock exchange, sale of all or substantially all of such entity’s assets, tender offer for all or substantially all of its Common Units, shares of common stock or other common equity securities, as the case may be, or other similar transaction.

Item 2.01. Completion of Acquisition or Disposition of Assets.

As reported earlier, on August 14, 2014, the Registrant, through five wholly-owned subsidiaries of the Operating Partnership, executed five partial assignments of the purchase and sale agreement originally executed by a subsidiary of the Registrant’s sponsor on January 21, 2014, with an unaffiliated third party (the “Raleigh/Myrtle Beach Purchase Agreement”) for the acquisition of the Raleigh/Myrtle Beach Portfolio consisting of three self storage facilities located in Raleigh, North Carolina and two self storage facilities located in Myrtle Beach, South Carolina.

On November 3, 2014, the Registrant closed on the acquisition of the Raleigh/Myrtle Beach Portfolio for an aggregate purchase price of approximately $22.1 million, plus closing costs and acquisition fees. The purchase price for the Raleigh/Myrtle Beach Portfolio was funded with a combination of the issuance of the Preferred Units described in Item 1.01 above, the Raleigh/Myrtle Beach Loan Assumption (as described in Item 2.03 below) and utilizing funds from the Registrant’s public offering.

The Registrant’s advisor earned approximately $0.4 million in acquisition fees in connection with this acquisition.

A summary of the properties in the Raleigh/Myrtle Beach Portfolio is as follows:

Property	Address	Purchase Price	Year Built	Approx. Sq. Ft. (net)	Approx. Units
Morrisville – NC	150 Airport Blvd, Morrisville, NC	$2,130,000	2004	36,900	320
Cary – NC	120 Centrewest Ct, Cary, NC	$4,570,000	1998/ 2005/ 2006	62,100	310
Raleigh – NC	5012 New Bern Ave, Raleigh, NC	$3,920,000	1999	60,600	440
Myrtle Beach I – SC	338 Jesse St, Myrtle Beach, SC	$5,940,000	1998/ 2005/ 2006/ 2007	100,100	760
Myrtle Beach II – SC	4630 Dick Pond Rd, Myrtle Beach, SC	$5,540,000	1999/ 2006	94,500	660
TOTAL		$22,100,000		354,200	2,490

Strategic Storage Property Management II, LLC, an affiliate of the Registrant, will manage the properties in the Raleigh/Myrtle Beach Portfolio and will be paid a one-time fee of $3,750 for each of the five properties in the Raleigh/Myrtle Beach Portfolio. In addition, Strategic Storage Property Management II, LLC will be paid management fees in an amount equal to 6% of the gross monthly revenues collected from the properties in the Raleigh/Myrtle Beach Portfolio.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.

Assumption of Debt Related to the Raleigh/Myrtle Beach Portfolio

The purchase price for the Raleigh/Myrtle Beach Portfolio, described above in Item 2.01, included the Raleigh/Myrtle Beach Loan Assumption of the Loan encumbering the Raleigh/Myrtle Beach Portfolio having a principal balance of approximately $12.6 million. The Registrant, through five special purpose entities formed to acquire and hold the properties comprising the Raleigh/Myrtle Beach Portfolio (collectively, the “Raleigh/Myrtle Beach Borrowing Entities”), assumed a secured promissory note with C-III Commercial Mortgage LLC (“C-III”), dated August 30, 2013, in the amount of $12,800,000 (the “Raleigh/Myrtle Beach Promissory Note”). The Raleigh/Myrtle Beach Promissory Note matures in September 2023 and carries a fixed interest rate of 5.73%. The Raleigh/Myrtle Beach Promissory Note has a prepayment lockout for the first two years of the Loan. After September 2015, the Registrant may defease the Raleigh/Myrtle Beach Promissory Note upon the occurrence of certain conditions. The Raleigh/Myrtle Beach Promissory Note is secured by deeds of trust on the Registrant’s interest in three of the properties in the Raleigh/Myrtle Beach Portfolio, a mortgage on its interest in the other two properties comprising the Raleigh/Myrtle Beach Portfolio and certain of the assets of the Raleigh/Myrtle Beach Borrowing Entities. In addition, the Registrant and SmartStop executed a guaranty in favor of C-III guaranteeing the payment of the Raleigh/Myrtle Beach Promissory Note (the “Raleigh/Myrtle Beach Guaranty”). The Raleigh/Myrtle Beach Guaranty requires that the Registrant and SmartStop, collectively, maintain a net worth of at least $6.0 million and an aggregate liquidity of at least $2.0 million, exclusive of the interest in the Raleigh/Myrtle Beach Portfolio and the Preferred Equity Investment. SmartStop may be released from its obligations under the Raleigh/Myrtle Beach Guaranty if certain conditions are met, including that the Registrant alone satisfies the aforementioned net worth and liquidity requirements.

The description of the Raleigh/Myrtle Beach Loan Assumption above is qualified in its entirety by the Raleigh/Myrtle Beach Promissory Note, the Raleigh/Myrtle Beach Loan Assumption and the Raleigh/Myrtle Beach Guaranty attached hereto as Exhibits 10.4 through 10.6, respectively, to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Real Estate Acquired.

Since it is impracticable to provide the required financial statements for the acquired real property described in Item 2.01 at the time of this filing and no financials (audited or unaudited) are available at this time, the Registrant hereby confirms that it intends to file the required financial statements on or before January 16, 2015 by amendment to this Form 8-K.

(b) Pro forma financial information.

See paragraph (a) above.

(d) Exhibits.

10.1	Series A Cumulative Redeemable Preferred Unit Purchase Agreement

10.2	Second Amended and Restated Limited Partnership Agreement of Strategic Storage Operating Partnership II, L.P.

10.3	Amendment No. 1 to the Second Amended and Restated Limited Partnership Agreement of Strategic Storage Operating Partnership II, L.P.

10.4	Raleigh/Myrtle Beach Promissory Note

10.5	Raleigh/Myrtle Beach Loan Assumption

10.6	Raleigh/Myrtle Beach Guaranty

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC STORAGE TRUST II, INC.

Date: November 6, 2014	By:	/s/ Michael S. McClure
Michael S. McClure
Executive Vice President, Chief Financial Officer and Treasurer